Exhibit 99.1

       Gladstone Capital Increases the Quarterly Dividend by 16% to $0.29
                  Cash for the Quarter Ending June 30, 2003@<

    MCLEAN, Va., June 11 /PRNewswire-FirstCall/ -- Gladstone Capital Corp. (Nasdaq: GLAD) announced today its Board of Directors has declared a third quarter cash dividend of $0.29 per share, payable on July 7, 2003 to shareholders of record on June 30, 2003. The x-dividend date is June 26, 2003. This is a 38% increase in the quarterly dividend rate over the dividend paid last year for the same quarter and a 16% increase over the dividend paid for the last quarter. The company has been paying quarterly cash dividends since its public offering.

    Gladstone Capital offers a Dividend Reinvestment Plan (DRIP). For more information regarding this Plan, please visit our website at:
www.GladstoneCapital.com.

    The company provides the estimated tax characteristics of its dividend on a quarterly basis and those estimates are subject to recharacterization. The current dividend is estimated to be a distribution of ordinary income. The actual tax characteristics will be reported to each shareholder on Form 1099 at the end of the tax year.

    For further information contact Skye Breeden or Harry Brill at 703-286-
7000.

    This press release may include statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the future performance of the Company. Words such as "believes," "expects," "projects" and "future" or similar expressions are intended to identify forward-looking statements.
These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk factors" of the Company's Form 10-K for the Fiscal Year Ended September 30, 2002, as filed with the Securities and Exchange Commission on December 11, 2002. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.